Exhibit 10.5

WARRANT PURCHASE AGREEMENT

This Warrant Purchase Agreement (this “Agreement”), dated as of August [●], 2020, is entered into by and between Conversion Labs, Inc., a Delaware corporation (the “Company”), and _______________________ (the “Purchaser”). The Company and the Purchaser are referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, on the terms and subject to the conditions set forth herein, the Purchaser is willing to purchase from the Company, and the Company is willing to issue and sell to such Purchaser, a Class A Warrant and a Class B Warrant (as such terms are defined below) on the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1.       The Warrants.

(a)       Issuance of Warrants. Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Closing and the Company agrees to sell and issue to the Purchaser at the Closing (i) a warrant to purchase ____________ shares of common stock of the Company, $0.0001 par value per share (the “Common Stock”), at an exercise price of $[●] per share of Common Stock, in substantially the form attached hereto as Exhibit A (the “Class A Warrant”), for a purchase price of $_______, and (ii) a warrant to purchase _________ shares of Common Stock, at an exercise price of $______ per share, in substantially the form attached hereto as Exhibit B (the “Class B Warrant” and, together with the Class A Warrant, the “Warrants”), for a purchase price of $________ (the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants, collectively, are referred to herein as the “Warrant Shares”).

2.       The Closing.

(a)       The purchase and sale of the Warrants (the Closing”) shall take place at the offices of ________________________ or such other place as the Parties mutually agree the date hereof (the “Closing”).

(b)       The Parties agree that the Closing may occur remotely via delivery of facsimiles or photocopies of this Agreement and the Warrants. Unless otherwise provided herein, all proceedings to be taken and all documents to be executed and delivered by all Parties at the Closing will be deemed to have been taken and executed simultaneously, and no proceedings will be deemed to have been taken nor documents executed or delivered until all have been taken, executed and delivered.

(c)       At the Closing, the Company shall deliver to the Purchaser the Warrants, against payment of the aggregate purchase price for the Warrants by check payable to the Company, by wire transfer to a bank account designated by the Company, by conversion of indebtedness or by any combination of such methods.

3.       Representations and Warranties of the Company. The Company represents and warrants to the Purchaser that:

(a)       Organization and Qualification; Subsidiaries. The Company and each of its subsidiaries has been duly organized and is validly existing and is in good standing under the laws of its jurisdictions of organization, with the requisite power and authority to own its properties and conduct its business as currently conducted. The Company and each of its subsidiaries are not in violation of any of the provisions of their respective organizational documents. The Company and each of its subsidiaries are duly qualified to conduct business and are in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by them makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to result in a material adverse effect on the Company or any of its subsidiaries.

(b)       Authorization. All corporate action required to be taken by the Company and the Company’s Board of Directors, officers and stockholders in order to authorize the execution, delivery and performance by the Company of this Agreement and each Warrant (each, a “Transaction Document” and, collectively, the “Transaction Documents”) and the consummation of the transactions contemplated hereby and thereby have been taken, are within the corporate power of the Company and have been duly authorized by all necessary corporate actions on the part of the Company and the Company’s Board of Directors, officers and stockholders. The Transaction Documents, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c)       Non-Contravention. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not: (a) violate, conflict with or result in the breach of the organizational documents of the Company or any of its subsidiaries; (b) conflict with or violate any law or order applicable to the Company or any of its subsidiaries, or any of its or their respective assets or properties; or (c) violate, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Company or any of its subsidiaries is a party or to which any of their respective assets or properties are subject, or result in the creation of any Encumbrance on any of their respective assets or properties, except, in the case of clauses (b) and (c), for any such conflict, violation, breach or default that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company or any of its subsidiaries. As used herein, “Encumbrance” means any security interest, pledge, mortgage, lien, claim, option, charge, restriction, encumbrance, right of first refusal, preemptive right or other similar restriction.

(d)       Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the shareholders of any Person) is required by the Company in connection with the execution and delivery of this Agreement and the Warrants issued hereunder and the performance and consummation of the transactions contemplated hereby except for consents obtained and remain in full force and effect and filings required under applicable securities laws.

(e)       No Violation or Default. None of the Company or any of its subsidiaries is in material violation of or in material default with respect to (i) its organizational documents or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company or such subsidiary; or (ii) any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound (nor is there any waiver in effect which, if not in effect, would result in such a violation or default).

(f)       Valid Issuance. The Warrants have been duly authorized and, when issued and paid for in accordance with the terms of the Offering Documents, will be duly and validly issued, free and clear of all Encumbrances, other than restrictions on transfer imposed by applicable securities laws, and shall not be subject to preemptive or similar rights of stockholders of the Company.

(g)       Litigation. No material actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries at law or in equity in any court or before any other governmental authority.

4.       Representations and Warranties of Purchaser. The Purchaser represents and warrants to the Company as follows:

(a)       Organization and Qualification. The Purchaser has been duly organized and is validly existing and, except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect with respect to the Purchaser, is in good standing under the laws of its jurisdiction of organization, with the requisite power and authority to own its properties and conduct its business as currently conducted.

(b)       Authorization; Enforcement; Validity. The Purchaser has all necessary corporate, limited liability company or equivalent power and authority to enter into this Agreement and to carry out, or cause to be carried out, its obligations hereunder in accordance with the terms hereof. The execution and delivery by the Purchaser of this Agreement and the performance by the Purchaser of its obligations hereunder have been duly authorized by all requisite action on the part of the Purchaser, and no other action on the part of the Purchaser is necessary to authorize the execution and delivery by the Purchaser of this Agreement or the consummation of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Purchaser, and assuming due authorization, execution and delivery by the Company, this Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c)       Non-Contravention. The execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby do not and will not: (a) violate, conflict with or result in the breach of the organizational documents of the Purchaser; (b) conflict with or violate any law or order applicable to the Purchaser, or any of its assets or properties; or (c) violate, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Purchaser is a party or to which its assets or properties are subject, or result in the creation of any Encumbrance on any of its assets or properties, except, in the case of clauses (b) and (c), for any such conflict, violation, breach or default that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Purchaser.

(d)       Restricted Securities. The Purchaser acknowledges that the Warrants and the Warrant Shares are considered “restricted securities” under the Securities Act and thus cannot be sold or transferred unless they are subsequently registered under the Securities Act of 1934, as amended, or an exemption from registration is available. Subject to applicable securities laws, the Purchaser shall be entitled to assign and transfer, without any other person’s or the Company’s consent and without restriction, all or any portion of the Warrants and the Warrant Shares and the rights thereto.

(e)       Accredited Investor. The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing the Purchaser’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time. The Purchaser is an “accredited investor” as such term is defined in Rule 501 of Regulation D under the Securities Act, as presently in effect.

5.       Conditions to Closing of the Purchaser. The Purchaser’s obligations at the Closing are subject to the fulfillment, at or prior to the Closing, of all of the following conditions:

(a)       Representations and Warranties. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all respects as of the Closing and the Company shall have certified to each Purchaser as such.

(b)       Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Warrants.

(c)       Transaction Documents. The Company shall have duly executed and delivered to the Purchaser participating in the Closing this Agreement and the Warrants issued hereunder.

6.       Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Warrants at the Closing is subject to the fulfillment, at or prior to the Closing, of the following conditions:

(a)       Representations and Warranties. The representations and warranties made by the Purchaser in Section 4 hereof shall be true and correct as of the Closing.

(b)       Transaction Documents. The Purchaser shall have duly executed and delivered to the Company this Agreement.

(c)       Purchase Price. The Purchaser shall have delivered to the Company the aggregate purchase price in respect of the Warrants being purchased by the Purchaser hereunder.

7.       Miscellaneous.

(a)       Waivers and Amendments. Any provision of this Agreement may be amended, waived or modified only upon the written consent of the Company and the Purchaser.

(b)       Governing Law. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof.

(c)       Consent to Jurisdiction. Each of the Parties (a) irrevocably and unconditionally agrees that any proceedings, at law or equity, arising out of or relating to this Agreement or any agreements or transactions contemplated hereby shall be heard and determined by the federal or state courts located in New York County in the State of New York; (b) irrevocably submits to the jurisdiction of such courts in any such proceeding; (c) consents that any such proceeding may be brought in such courts and waives any objection that such Party may now or hereafter have to the venue or jurisdiction of such courts or that such Proceeding was brought in an inconvenient forum; and (d) agrees that service of process in any such Proceeding may be effected by providing a copy thereof by any of the methods of delivery permitted by Section 7(i) to such Party at its address as provided in Section 7(i) (provided that nothing herein shall affect the right to effect service of process in any other manner permitted by law).

(d)       Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY). EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7(D).

(e)       Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

(f)       Successors and Assigns. This Agreement may not be assigned, conveyed or transferred by any Purchaser without the prior written consent of the Company; provided, however, the Purchaser may transfer its rights under this Agreement to an affiliate without the prior written consent of the Company.

(g)       No Stockholder Rights. Until and only to the extent that the Warrants shall have been duly exercised into shares of the capital stock of the Company, (i) nothing contained in this Agreement or the Warrants shall be construed as conferring upon the Purchaser the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company and (ii) no dividends shall be payable or accrued in respect of the Warrants or the Warrant Shares obtainable thereunder.

(h)       Entire Agreement. This Agreement together with the Consulting Agreement and the other Transaction Documents constitute and contain the entire agreement among the Company and the Purchaser and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(i)       Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective Parties at their address as set forth on the signature page hereto or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 7(i). If notice is given to the Company, a copy (which shall not constitute notice) shall also be sent to Lucosky Brookman LLP, 101 Wood Avenue South, Woodbridge, NJ 08830, Attention: [●] .

(j)       Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

(k)       Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(l)       Expenses. Each of the Company and the Purchaser shall bear its own legal and other expenses with respect to the transactions contemplated herein and the other Transaction Documents.

(m)       Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com), and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first written above.

COMPANY:

CONVERSION LABS, INC.

By:
Name: Justin Schreiber
Title: President and Chief Executive Officer

Address:
800 Third Avenue, Suite 2800
New York, NY 10022

[Signature page to Conversion Labs, Inc. Warrant Purchase Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first written above.

By:
Name:
Title:

Address:

With a copy (which shall not constitute notice) to:

[Signature page to Conversion Labs, Inc. Warrant Purchase Agreement]

EXHIBIT A

Form of Class A Warrant

EXHIBIT B

Form of Class B Warrant